News Release

Minerals Technologies Inc. Declares Quarterly Dividend

NEW YORK, Jan. 21, 2026 (GLOBE NEWSWIRE) -- Minerals Technologies Inc. (NYSE: MTX) (“MTI”), a leading, technology-driven specialty minerals company, today announced that its Board of Directors declared a regular quarterly cash dividend of $0.12 (twelve cents) per share on the outstanding common stock of the company. The quarterly cash dividend announced today is payable on March 6, 2026, to shareholders of record at the close of business on February 13, 2026.

About Minerals Technologies Inc.

Minerals Technologies Inc. (NYSE:MTX) is a global, technology-driven specialty minerals company that develops, produces, and markets a wide range of minerals and mineral-based products and services. We combine global mineral reserves with proprietary technologies and applications during the manufacturing process, delivering innovative solutions for products that are part of everyday life. We serve customers in consumer and industrial markets worldwide, have 4,000 employees in 34 countries, and reported global sales of $2.1 billion in 2024. For further information, visit www.mineralstech.com.

Investor Relations Contact
Lydia Kopylova
lydia.kopylova@mineralstech.com

Media Contact
Stephanie Heise
stephanie.heise@mineralstech.com

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